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                                                                    EXHIBIT 12.1

ROGERS CABLE INC.
COMPUTATION OF DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES

CANADIAN GAAP

                                                         Year ended December 31,                   Nine months ended September 30,
                                       1999       2000         2001        2002         2003         2003                    2004
                                    ---------   ---------   ---------    ---------    ---------    ---------              ----------
                                                       (in thousands of Canadian dollars)
Fixed charges
    Interest expense                $ 292,993   $ 192,025   $ 174,626    $ 213,332    $ 240,670    $ 180,612              $ 181,863
    Amortization of deferred
     financing costs                    4,978       4,357       6,009        8,464        5,464        3,884                  4,210
    Interest expense included
     in rent expense                   18,092      19,301      21,415       23,230       23,767       17,825                 18,199
                                    ---------   ---------   ---------    ---------    ---------    ---------              ---------
                                    $ 316,063   $ 215,683   $ 202,050    $ 245,026    $ 269,901    $ 202,321              $ 204,272
                                    =========   =========   =========    =========    =========    =========              =========
Earnings
    Pre tax loss                    $ (80,511)  $ (47,867)  $(141,391)   $(205,217)   $ (47,302)   $ (49,798)             $ (72,768)
    Fixed charges                     316,063     215,683     202,050      245,026      269,901      202,321                204,272
                                    ---------   ---------   ---------    ---------    ---------    ---------              ---------
                                    $ 235,552   $ 167,816   $  60,659    $  39,809    $ 222,599    $ 152,523              $ 131,504
                                    =========   =========   =========    =========    =========    =========              =========

Deficiency of earnings available
 to cover fixed charges             $  80,511   $  47,867   $ 141,391    $ 205,217    $  47,302    $  49,798              $  72,768
                                    =========   =========   =========    =========    =========    =========              =========

US GAAP

                                                         Year ended December 31,                   Nine months ended September 30,
                                       1999       2000         2001        2002         2003         2003                    2004
                                    ---------   ---------   ---------    ---------    ---------    ---------              ----------
                                                       (in thousands of Canadian dollars)
Fixed charges
 Interest expense                   $ 292,993   $ 188,201   $ 172,297    $ 206,616    $ 236,161    $ 177,425              $ 178,862
 Capitalized interest                      --       3,824       2,329        6,716        4,509        3,187                  3,001
 Amortization of deferred
  financing costs                       4,978       4,357       6,009        8,464        5,464        3,884                  4,210
 Interest expense in
  rent expense                         18,092      19,301      21,415       23,230       23,767       17,825                 18,199
                                    ---------   ---------   ---------    ---------    ---------    ---------              ---------
                                    $ 316,063   $ 215,683   $ 202,050    $ 245,026    $ 269,901    $ 202,321              $ 204,272
                                    =========   =========   =========    =========    =========    =========              =========
Earnings
 Pre tax loss                       $(107,314)  $  (5,253)  $(106,136)   $(150,999)   $(154,387)   $(135,549)             $ (41,197)
 Fixed charges                        316,063     215,683     202,050      245,026      269,901      202,321                204,272
 Amortization of capitalized
  interest                                 --          --         498        1,449        1,265          906                  1,444
 Capitalized interest                      --      (3,824)     (2,329)      (6,716)      (4,509)      (3,187)                (3,001)
                                    ---------   ---------   ---------    ---------    ---------    ---------              ---------
                                    $ 208,749   $ 206,606   $  94,083    $  88,760    $ 112,270    $  64,491              $ 161,518
                                    =========   =========   =========    =========    =========    =========              =========

Deficiency of earnings available
 to cover fixed charges             $ 107,314   $   9,077   $ 107,967    $ 156,266    $ 157,631    $ 137,830              $  42,754
                                    =========   =========   =========    =========    =========    =========              =========